                                                                    EXHIBIT 99.4

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
                   ------------------------------------------


     This Amendment to Registration Rights Agreement (this "Agreement") is entered into as of September 25, 1997 by and between Bradley Real Estate, Inc., a Maryland corporation (the "Company") and County Line 31 Company, L.P. ("Contributor").

     WHEREAS, pursuant to a Contribution Agreement dated June 20, 1997 by and between Contributor and Bradley Operating Limited Partnership (the "Operating Partnership"), Contributor received units of limited partnership interest ("Units") in the Operating Partnership, which may be redeemed for cash or, at the option of the Company, for the number of shares of the Company's common stock, $.01 par value ("Common Stock"), issuable pursuant to the Operating Partnership's Second Restated Agreement of Limited Partnership (the "Partnership Agreement").

     WHEREAS, Contributor is distributing Units to (i) the individual partners of Contributor listed on Schedule A of the Registration Rights Agreement dated
                         ----------
as of July 31, 1998 (the "Registration Rights Agreement") or (ii) the estates or beneficiaries of the estates of deceased partners of Contributor (each such holder of Units, including Contributor, is individually referred to herein as a "Holder" and collectively as the "Holders").

     WHEREAS, in connection with the distribution of the Units the Company has requested an amendment to the Registration Rights Agreement to conform that agreement with several other similar agreements entered into by the Company.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     The first sentence of Section 1 of the Registration Rights Agreement is hereby deleted and the following is replaced therefor:

          The Company will use its reasonable efforts to (i) file a registration statement with the Securities and Exchange Commission (the "SEC") under Rule 415 under the Securities Act of 1933 (the "Securities Act") relating to the issuance to the Holders of all shares of Common Stock issuable upon the redemption or in exchange for their Units (a "Shelf Registration Statement") within fourteen (14) days after the first date upon which the Units may be redeemed, and (ii) cause such Shelf Registration Statement to be declared effective by the SEC as soon as practical thereafter.

     Except as specifically amended hereby, the Registration Rights Agreement remains in full force and effect.

                                      (i)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    BRADLEY REAL ESTATE, INC.

                                    By: /s/ Thomas P. D'Arcy
                                        ---------------------------------
                                        Name:  Thomas P. D'Arcy
                                        Title: President

                                     (ii)

                         Registration Rights Agreement
                             Holder Signature Page



                                    COUNTY LINE 31 COMPANY, L.P.


                                    By: /s/ John A. Wallace
                                        ------------------------------
                                        Name:  John A. Wallace
                                        Title: General Partner and
                                               Member of Executive Committee


                                    Address for Notice:
                                    c/o F.C. Tucker Company, Inc.
                                    9279 N. Meridian Street, Suite 100
                                    Indianapolis, Indiana 46260

                                     (iii)

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into as of July 31, 1997 by and between Bradley Real Estate, Inc., a Maryland corporation (the "Company") and County Line 31 Company, L.P. ("Contributor").

     WHEREAS, pursuant to a Contribution Agreement dated June 20, 1997 by and between Contributor and Bradley Operating Limited Partnership (the "Operating Partnership"), Contributor will receive units of limited partnership interest ("Units") in the Operating Partnership, which may be redeemed for cash or, at the option of the Company, for the number of shares of the Company's common stock, $.01 par value ("Common Stock"), issuable pursuant to the Operating Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

     WHEREAS, Contributor may after the expiration of the Holding Period (as defined in that certain Admission of Limited Partnership Agreement dated of even date between Contributor, the Company and the Operating Partnership) distribute such Units to (i) the individual partners of Contributor listed on Schedule A
                                                                    ----------
attached hereto or (ii) the estates or beneficiaries of the estates of deceased partners of Contributor (each such holder of Units, including Contributor, is individually referred to herein as a "Holder" and collectively as the "Holders").

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Registration.
          ------------

     (a) Registration Statement Covering Issuance of Common Stock.  The Company
         --------------------------------------------------------
will use its efforts to (i) file a registration statement with the Securities and Exchange Commission (the "SEC") under Rule 415 under the Securities Act of 1933 (the "Securities Act") relating to the issuance to the Holders of all shares of Common Stock issuable upon the redemption or in exchange for their Units (a "Shelf Registration Statement"), and (ii) cause such Shelf Registration Statement to be declared effective by the SEC prior to the first date upon which the Units may be redeemed. The Company agrees to use its reasonable efforts to keep such Shelf Registration Statement (or in the event such initial Shelf Registration Statement is withdrawn or terminated for any reason, to keep a successor Shelf Registration Statement) continuously effective until such time as all of the Units have been redeemed for cash or, at the option of the Company, for the number of shares of Common Stock issuable pursuant to the Partnership Agreement. In the event that the Company is unable to cause such Shelf Registration Statement to be declared effective by the SEC or is unable to keep such Shelf Registration Statement effective until such time as all of the Units have been redeemed for cash

                                      (i)
or, at the option of the Company, for the number of shares issuable pursuant to the Partnership Agreement, then each Holder shall have the rights set forth in
Section 1(b) and 1(c) below.

     (b)  Demand Registration.
          -------------------

          (i) After the first date upon which Units held by the Holders may be redeemed until the date on which there are no Registrable Shares (as hereinafter defined) remaining, subject to the conditions set forth in this Agreement, including without limitation the conditions set forth in Section 1(b)(ii) below, any Holder or Holders may request that the Company cause to be filed a registration statement (a "Demand Registration Statement") under Rule 415 under the Securities Act relating to the sale by such Holders of their previously or concurrently issued Registrable Shares in accordance with the terms hereof. As used in this Agreement, the term "Registrable Shares" means shares of Common Stock issued or to be issued to the Holders upon redemption or in exchange for their Units, excluding (A) Common Stock for which a Registration Statement relating to the issuance or sale thereof shall have become effective under the Securities Act and which have been issued or sold, as applicable, under such Registration Statement, (B) Common Stock sold pursuant to Rule 144 under the Securities Act or (C) Common Stock which, together with all other Registrable Shares held by such Holder and any other Holder whose sales of Registrable Shares must be aggregated with sales of such Holder pursuant to Rule 144(e), is eligible for sale pursuant to Rule 144(e) under the Securities Act. Upon receipt of any such request, the Company shall give written notice of such proposed registration to all Holders of Units and Registrable Shares. Such Holders shall have the right, by giving written notice to the Company within fifteen (15) business days after such notice referred to in the preceding sentence has been given by the Company to elect to have included in the Demand Registration Statement such of their Registrable Shares as each Holder may request in such notice of election. Thereupon, the Company shall use reasonable efforts to cause such Demand Registration Statement to be filed and declared effective by the SEC for all Registrable Shares which the Company has been requested to register as soon as practicable thereafter. The Company agrees to use reasonable efforts to keep the Demand Registration Statement continuously effective until the earliest of (a) the date on which the Holders no longer hold any Registrable Shares registered under the Demand Registration Statement, (b) the date on which the Registrable Shares registered under the Demand Registration Statement held by each Holder may, together with all other Registrable Shares held by such Holder and any other Holder whose sales of Registrable Shares must be aggregated with sales of such Holder pursuant to Rule 144(e), be sold by such Holder pursuant to Rule 144(e) under the Securities Act or (c) the date which is twelve (12) months from the effective date of such Demand Registration Statement. The Company shall not be required to file and effect a new Demand Registration Statement pursuant to this Section 1(b) until a period of twelve (12) months has elapsed from the termination of the registration statement with respect to Registrable Shares covered by a prior registration request.

          (ii) The Company shall have no obligation under Section 1(b)(i) unless the following conditions are satisfied:

                                     (ii)

     Any Holder who requests that the Company cause to be filed a Demand Registration Statement pursuant to Section 1(b)(i) must provide to the Company a certificate (the "Authorizing Certificate") that sets forth (i) the name and address of the Holder, (ii) the number of Registrable Shares owned by such Holder, and, if different, the number of Registrable Shares such Holder has elected to have registered, (iii) the number of all shares of Common Stock of the Company (including the Registrable Shares) owned by such Holder, (iv) the number of shares of Common Stock if any of such Holder that are not being registered and that will be owned by such Holder after the sale of all shares to be registered, (v) a certification from each such Holder that it is requesting the registration of only those shares of Common Stock received by such Holder upon the redemption of its Units pursuant to the Partnership Agreement, and (vi) such further information as the Company may reasonably request in connection with such Registration Statement. If the Company determines that a Holder's shares of Common Stock have become eligible for sale pursuant to Rule 144(e), the Company shall, at the request of such Holder, deliver to such Holder an opinion of counsel to such effect.

     (c) Piggyback Registration.  If at any time after the first date upon which
         ----------------------
Units held by the Holders may be redeemed and until the date on which there are no Registrable Shares remaining the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash (other than a registration statement (i) on Form S-8 or any successor form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form or in connection with an exchange offer, (iii) in connection with a rights offering or a dividend reinvestment and share purchase plan offered exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its affiliates, (v) relating to a transaction pursuant to Rule 145 of the Securities Act, or (vi) a shelf registration on Form S-3 or any successor form), whether or not for its own account (a "Piggyback Registration Statement"), the Company shall give to the Holders of Units and Registrable Shares written notice of such proposed filing at least ten (10) business days before filing. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "Piggyback Registration"). Subject to the provisions of
Section 2 below, the Company shall include in such Piggyback Registration all Registrable Shares requested to be included in the registration for which the Company has received an Authorizing Certificate within five (5) business days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all shares of Common Stock the Company proposes to sell and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without adversely affecting the price range

                                      (iii)
or probability of success of such offering, which shall be allocated among the Holders requesting registration and all other stockholders requesting registration on a pro rata basis. No Registrable Securities or other shares of Common Stock requested to be included in a registration pursuant to demand registration rights shall be excluded from the underwriting unless all securities other than such securities are first excluded. Any Demand Registration Statement, Piggyback Registration Statement or Shelf Registration Statement is sometimes referred to as a "Registration Statement."

     2.   Registration Procedures.
          -----------------------

     (a) The Company shall notify each Holder of the effectiveness of any applicable Registration Statement and shall furnish to each Holder with respect to a Shelf Registration Statement, a copy of the prospectus included therein or, with respect to a Demand Registration Statement or a Piggyback Registration Statement, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Registration Statement and such other documents as such Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

     (b) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the issuance or disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of issuance by the Company, or disposition by the Holders, as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of Section 1. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to such Holder's interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statement and the Company shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted. The Company agrees to deliver copies of the prospectus as contained in such Registration Statement promptly following effectiveness thereof to the New York Stock Exchange (or any other applicable national securities exchange) as contemplated by SEC Rule 157.

     (c) The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly respond to such SEC requests and shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement, any prospectus supplement related thereto

                                      (iv)
or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.

     (d) The Company shall promptly notify each Holder, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.   State Securities Laws.  Subject to the conditions set forth in this
          ---------------------
Agreement, the Company shall, promptly upon the filing of a Registration Statement including Registrable Shares, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request to the extent that registration or qualification under such laws is necessary in order that the Registrable Shares may be legally sold in such states, and the Company shall use reasonable efforts, in the case of a Demand Registration Statement or a Piggyback Registration Statement, and best efforts, in the case of a Shelf Registration Statement, to cause such filings to become effective; provided,
                                                                   --------
however, that with respect to a Demand Registration Statement or a Piggyback
-------
Registration Statement, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use reasonable efforts, in the case of a Demand Registration Statement or a Piggyback Registration Statement, and best efforts, in the case of a Shelf Registration Statement, to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been issued by the Company, or disposed of in accordance with the intended methods of disposition by the Holder, as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective with the SEC. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

     4.   Expenses.  The Company shall bear all expenses incurred in connection
          --------
with the registration of the Registrable Shares pursuant to Section 1(a) and
Section 1(c) of this Agreement. In addition, the Company will pay all expenses in connection with the registration

                                      (v)
of Registrable Shares pursuant to Section 1(b) of this Agreement provided that the registration is for One Million Dollars or more of Registerable Shares. The Holders shall bear their ratable share of all expenses incurred by the Company in connection with a registration in which the Holders are included pursuant to
Section 1(b) of this Agreement based on the number of Registrable Shares included to the total number of shares of Common Stock so registered for each Registration Statement registering less than the applicable amount specified in the previous sentence for such Holder. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Company and all registration and filing fees imposed by the SEC, any state securities commission or the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Common Stock is then traded or quoted. Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by them in connection with any Registration Statement.

     5.   Indemnification by the Company.  In connection with any Demand
          ------------------------------
Registration Statement or any Piggyback Registration Statement, the Company agrees to indemnify each of the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with a Holder, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished in writing by such Indemnitee to the Company expressly for use therein, provided, further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing by such Indemnitee to the Company expressly for use in connection with the Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or

                                     (vi)
alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Company under this Section 5 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     6.   Covenants of Holders.  Each of the Holders hereby agrees to cooperate
          --------------------
with the Company and to furnish to the Company all such information in connection with the preparation of the Registration Statement and any filings with any state securities commissions as the Company may reasonably request. In connection with any Demand Registration Statement or any Piggyback Registration Statement, each Holder hereby agrees, (a) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder, (b) to notify the Company of any sale of Registrable Shares by such Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holder or its plan of distribution which was furnished in writing by such Indemnitee to the Company expressly for use therein, or (ii) the failure by the Holder to deliver or cause to be delivered the prospectus contained in the Registration Statement (as amended or supplemented, if applicable) previously furnished by the Company to the Holder to any purchaser of the shares covered by the Registration Statement from the Holder. Notwithstanding the foregoing, (i) in no event will a Holder have any obligation under this Section 6 for amounts the Company pays in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld) and (ii) the total amount for which a Holder shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by him or it from the sale of the Holder's Registrable Shares in such registration. The obligations of the Holders under this Section 6 shall survive the completion of any offering of Registrable Shares pursuant to a Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     7.   Suspension of Registration Requirement.
          --------------------------------------

     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of any applicable Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as practicable.

                                     (vii)

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause the Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period as the Chief Executive Officer of the Company or its Board of Directors determines in good faith that pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be made or to become effective or to amend or supplement the Registration Statement; provided, however, that such suspension shall continue only as long as such event or its effect is continuing and has not otherwise been publicly disclosed and in no event will that suspension exceed sixty (60) days. The Company agrees not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period. The Company shall notify the Holder of the existence of any Suspension Event.

     (c) Each holder of Registrable Shares whose Registrable Shares are covered by a Demand Registration Statement or a Piggyback Registration Statement filed pursuant to Section 1 hereof agrees, if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering"), not to effect any public sale or distribution of any of the securities of the Company of any class included in such Underwritten Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Underwritten Offering), during the 15-day period prior to, and during the 90-day period (or such longer period as may be required by the managing underwriter or underwriters) beginning on, the date of pricing of each Underwritten Offering (the "Underwritten Offering Period"), to the extent timely notified in writing by the managing underwriters. The Company agrees that the rights set forth in this Section 7(c) may not be exercised more than once in any six month period or within six months of the Company exercising its rights under Section (7)(b) above. Furthermore, notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use reasonable efforts to cause a Demand Registration Statement or a Piggyback Registration Statement and any filings with any state securities commission in connection therewith to be made or to become effective or to amend or supplement such Registration Statement shall be suspended in the event and during such period as the Company is proceeding with an Underwritten Offering if the Company is advised by the underwriters that the sale of Registrable Shares under such Registration Statement would have a material adverse effect on the Underwritten Offering.

     8.   Black-Out Period.  Following the effectiveness of any Registration
          ----------------
Statement and the filings with any state securities commissions in connection therewith, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to such Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales
(i) as a result of the occurrence or existence of any Suspension Event, (ii) during the Underwritten Offering Period of any Underwritten Offering, or (iii) so that the Company

                                    (viii)
may promptly correct or update the Registration Statement or such filing pursuant to Section 2(c) or 2(d). The Holder may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five (5) business days after the conclusion of any such Suspension Event or Underwritten Offering Period or the correction of the Registration Statement, as applicable.

     9.   Additional Shares.  The Company, at its option, may register, under
          -----------------
any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued shares of Common Stock (including, without limitation, shares of Common Stock which may be issued to any of the Holders of Units in the Operating Partnership) or any shares of Common Stock owned by any other shareholder or shareholders of the Company.

     10.  Contribution.  If the indemnification provided for in Sections 5 and 6
          ------------
is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying
--------  -------
party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 10, no Holder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the shares of Common Stock of such Holder exceeds the amount of any damages that such Holder otherwise has been required to pay by reason of such untrue or alleged untrue statement or omissions.

                                      (ix)

     No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     11.  No Other Obligation to Register.  Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

     12.  Amendments and Waivers.  The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented without the prior written consent of the Company and Holders holding in excess of 75% of the Registrable Shares (or Partnership Units redeemable or exchangeable for Registrable Shares); and any amendment, modification or supplement consented to by the Company and the Holders of a majority of such registrable Shares (or of such Partnership Units) shall bind all such Holders.

     13.  Notices.  Except as set forth below, all notices and other
          -------
communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Company at the following address and to the Holder at the address set forth on his or her signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(b) or Section 6(b), a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:  Bradley Real Estate, Inc.
                         40 Skokie Boulevard
                         Northbrook, IL  60062
                         Attn: Thomas P. D'Arcy
                               President

                         Telephone:  (847) 272-9800
                         Telecopy:   (847) 480-1893

                         With a copy to:

                         Goodwin, Procter & Hoar LLP
                         Exchange Place
                         Boston, MA 02109
                         Attn:  William B. King, P.C.

                         Telephone:  (617) 570-1000
                         Telecopy:   (617) 523-1231

                                      (x)

In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

     14.  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the successors and assigns of the Company. This Agreement may only be assigned to a transferee of all or a portion of the Holder's Units in compliance with the Partnership Agreement or a transferee of all or a portion of the Holder's Registrable Securities which constitute "restricted securities" in the hands of such transferee, as defined in Rule 144 under the Securities Act. Any attempted assignment other than to a transferee of all or a portion of a Holder's Units in compliance with the Partnership Agreement or a transferee of all or a portion of the Holder's Registrable Securities which constitute "restricted securities" in the hands of such transferee, as defined in Rule 144 under the Securities Act, will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     16.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

     17.  Severability.  In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18.  Entire Agreement.  This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  [Remainder of Page Intentionally Left Blank]

                                     (xi)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    BRADLEY REAL ESTATE, INC.


                                    By: /s/ Thomas P. D'Arcy
                                        ----------------------------------
                                            Name: Thomas P. D'Arcy
                                            Title:   President



                                     (xii)

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                    COUNTY LINE 31 COMPANY, L.P.


                                    By: /s/ John A. Wallace
                                        ------------------------------------
                                        Name:  John A. Wallace
                                        Title: General Partner and Member
                                               of Executive Committee

                                          Address for Notice:

                                          c/o F.C. Tucker Company
                                          2500 One American Square
                                          Indianapolis, Indiana 46282

                                    (xiii)

                                   SCHEDULE A
                                   ----------


                  CONSTITUENT PARTNERS AND PERMITTED ASSIGNEES
                  --------------------------------------------
                        OF COUNTY LINE 31 COMPANY, L.P.
                        -------------------------------


                                                      Percentage of
                Name and Address                   Interest and Units

----------------------------------------------------------------------
Robert W. Wilds (or Charitable Remainder Trust)           50.0%
8250 Woodfield Crossing Blvd.
Suite 100
Indianapolis, IN 46240-4348
----------------------------------------------------------------------
Robert E. Houk, Trustee of Revocable Grantor               5.5%
Trust
6111 Spring Mill Road
Indianapolis, IN 46228
----------------------------------------------------------------------
John A. Wallace                                            5.5%
125 Prestwick Circle
Vero Beach, FL 32967
----------------------------------------------------------------------
J. Kurt Mahrdt, Jr.                                        3.0%
714 North Capitol
Indianapolis, IN 46204
----------------------------------------------------------------------
George C. Charbonneau                                      3.0%
(or Linda A. Charbonneau, his wife)
2500 One American Square
Box 82055
Indianapolis, IN 46282-0002
----------------------------------------------------------------------
James T. Schrage                                           3.0%
1299 West 86th Street
Indianapolis, IN 46260
----------------------------------------------------------------------
Gary B. Warstler                                           3.0%
9279 N. Meridian Street
Indianapolis, IN 46260
----------------------------------------------------------------------
John R. Jewett                                             3.0%
2500 One American Square
Box 82055
Indianapolis, IN 46282-0002
----------------------------------------------------------------------

                                      (xv)

----------------------------------------------------------------------
Maurice C. Martindale                                      3.0%
1243 Windswept Avenue
Naples, FL 33942
----------------------------------------------------------------------
Hans T. French                                             3.0%
6279 Tri-Ridge Blvd.
Loveland, OH 45140
----------------------------------------------------------------------
Roy G. Altman                                              2.5%
9279 N. Meridian St
Suite 100
Indianapolis, IN 46260
----------------------------------------------------------------------
Don E. Ellis                                               2.0%
2406 Anthony Avenue
Clearwater, FL 34619
----------------------------------------------------------------------
Fred C. Tucker III, Trustee                                5.5%
U/W of Fred C. Tucker, Jr.
2500 One American Square
Box 82055
Indianapolis, IN 46282-0002
----------------------------------------------------------------------
Polly Boleman Jameson, Co-Trustee                          5.5%
of Trust U/W of Edward J. Boleman
1608 Northwood Drive
Indianapolis, IN 46240
----------------------------------------------------------------------
David J. Backer, Trustee                                   2.5%
Herbert J. Backer Trust                                    ----
8710 N. Meridian Street
Indianapolis, IN 46260

----------------------------------------------------------------------
TOTAL                                                      100%
----------------------------------------------------------------------

                                     (xvi)